Exhibit 2.11

EXECUTION VERSION

MELCO CROWN ENTERTAINMENT LIMITED

and

DB TRUSTEES (HONG KONG) LIMITED

TRUST DEED

RELATING TO

RMB 2,300,000,000 3.75%

BONDS DUE 2013

CONTENTS

Clause		Page
1.	Definitions and Interpretation	1
2.	Covenant to Repay	7
3.	The Bonds	9
4.	Covenant to Comply with Trust Deed and Schedules	10
5.	Covenants by the Issuer	11
6.	Amendments and Substitution	14
7.	Enforcement	14
8.	Application of Moneys	15
9.	Terms of Appointment	17
10.	Costs and Expenses	24
11.	Appointment and Retirement	27
12.	Notices	29
13.	Law and Jurisdiction	30
14.	Severability	31
15.	Counterparts	31
Schedule 1 Form of Original Permanent Global Bond		Sch.1-1
Part A Payments, Delivery of Definitive Bonds and Cancellation of Bonds		Sch.1-7
Part B Terms and Conditions of the Bonds		Sch.1-8
Schedule 2 Form of Definitive Bond		Sch.2-1
Part A Terms and Conditions of the Bonds		Sch.2-3
Part B Form of Coupon		Sch.2-4
Schedule 3 Provisions for Meetings of Bondholders		Sch.3-1
Schedule 4 Form of Certificate of Compliance		Sch.4-1

i

THIS TRUST DEED is made on May 9, 2011

BETWEEN:

(1)	MELCO CROWN ENTERTAINMENT LIMITED (the “Issuer”); and

(2)	DB TRUSTEES (HONG KONG) LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)	The Issuer, an exempted company with limited liability incorporated under the laws of the Cayman Islands, has authorised the creation and issue of RMB2,300,000,000 3.75% bonds due 2013 (the “Bonds”).

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agents” means the Paying Agents and the CMU Lodging Agent;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Auditors” means the auditors for the time being of the Issuer and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in Hong Kong as may be nominated in writing by the Trustee for the purpose;

“Authorised Signatory” means any director or any other person or persons notified to the Trustee in writing by any director as being an Authorised Signatory pursuant to Clause 5.15 (Authorised Signatories);

“Bondholder” means an Original Bondholder or holder of Further Bonds;

“Bonds” means the Original Bonds and any Further Bonds save that in Schedules 1 and 2 “Bonds” means the Original Bonds and any Further Bonds forming a single issue therewith and the words “Coupons”, “Bondholders” and “Couponholders” where used therein shall be construed accordingly;

“CMU” means the Central Moneymarkets Unit Service operated by the Hong Kong Monetary Authority;

“CMU Instrument Position Report” shall have the meaning specified in the CMU Rules;

“CMU Lodging Agent” means, in relation to the Bonds of any series, the institution at its Specified Office initially appointed as lodging agent in relation to such Bonds pursuant to the relative Paying Agency Agreement or, if applicable, any Successor lodging agent in relation to such Bonds at its Specified Office;

“CMU Manual” means the reference manual relating to the operation of the CMU issued by the Hong Kong Monetary Authority to CMU Members, as amended from time to time;

“CMU Member” means any member of the CMU;

“CMU Rules” means all requirements of the CMU for the time being applicable to a CMU Member and includes:

(a)	all the obligations for the time being applicable to a CMU Member under or by virtue of its membership agreement with the CMU and the CMU Manual;

(b)	all the operating procedures as set out in the CMU Manual for the time being in force in so far as such procedures are applicable to a CMU Member; and

(c)	any directions for the time being in force and applicable to a CMU Member given by the HKMA through any operational circulars or pursuant to any provision of its membership agreement with the HKMA or the CMU Manual;

“Conditions” means, in relation to the Original Bonds, the terms and conditions to be endorsed on the Original Bonds, in the form or substantially in the form set out in Part B of Schedule 1, and, in relation to any Further Bonds, the terms and conditions endorsed on the Bonds in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Original Bonds accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Bonds shall be construed as a reference to the provision (if any) in the Conditions of such Further Bonds which corresponds to the particular numbered Condition of the Original Bonds;

“Couponholder” means the holder of a Coupon;

“Coupons” means the bearer interest coupons in the form or substantially in the form set out in Part B of Schedule 2 (Form of Coupon) appertaining to the Bonds or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 10 (Replacement of Bonds and Coupons);

“Event of Default” means any one of the circumstances described in Condition 8 (Events of Default);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Further Bonds” means any bonds or notes of the Issuer constituted in relation to a deed supplemental to this Principal Trust Deed pursuant to Clause 2.3 (Further Issues) and for the time being outstanding or, as the context may require, a specific number thereof and includes any global bond, note or evidence of indebtedness which has not for the time being been exchanged for such bonds or notes and any replacement bonds or notes issued pursuant to Condition 10 (Replacement of Bonds and Coupons);

“Global Bond” means the Original Global Bond and any other global bonds representing the Further Bonds or any of them;

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Material Subsidiary” has the meaning given to it in Condition 8 (Events of Default);

“Original Bondholder” and (in relation to a Bond) “holder” means the bearer of an Original Bond;

“Original Bonds” means the bearer bonds in the denomination of RMB250,000 and integral multiples of RMB10,000 in excess thereof comprising the RMB2,300,000,000 3.75% Bonds due 2013 constituted in relation to this Trust Deed, in or substantially in the form set out in Schedules 1 and 2, and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Original Bonds issued pursuant to Condition 10 (Replacement of Bonds and Coupons) and (except for the purposes of Clauses 3.1 (Global Bond) and 3.3 (Signature)) the Original Permanent Global Bond for so long as it has not been exchanged in accordance with the terms thereof;

“Original Couponholder” and (in relation to a Coupon) “holder” means the bearer of an Original Coupon;

“Original Coupons” means the bearer interest coupons in or substantially in the form set out in Part B of Schedule 2 appertaining to the Original Bonds and for the time being outstanding or as the context may require a specific number thereof and includes any replacement Original Coupons issued pursuant to Condition 10 (Replacement of Bonds and Coupons);

“Original Permanent Global Bond” means the Original Permanent Global Bond to be issued pursuant to Clause 3.1 (Global Bond) in the form or substantially in the form set out in Schedule 1;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Bondholders in accordance with Condition 5 (Redemption and Purchase)) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 5 (Redemption and Purchase) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 9 (Prescription);

(e)	those mutilated or defaced Bonds which have been surrendered or cancelled and in respect of which replacement Bonds have been issued pursuant to Condition 10 (Replacement of Bonds and Coupons); and

(f)	(for the purpose only of ascertaining the amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Bonds and Coupons);

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of Bondholders;

(ii)	the determination of how many and which Bonds are for the time being outstanding for the purposes of Clauses 7.1 (Legal Proceedings) and 6.1 (Waiver), Conditions 5 (Redemption and Purchase) and 9 (Prescription) and Schedule 3; and

(iii)	any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Bondholders or any of them;

those Bonds (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary or Affiliate of the Issuer) for the benefit of the Issuer or any Subsidiary or Affiliate of the Issuer shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agency Agreement” means, in relation to the Bonds of any relevant series, the agreement appointing the initial Paying Agents and the CMU Lodging Agent in relation to such Bonds and any other agreement for the time being in force appointing Successor paying agents and lodging agents in relation to such Bonds, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Bonds;

“Paying Agents” means, in relation to the Bonds of any relevant series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor paying agents, in relation to such Bonds at their respective Specified Offices;

“Permanent Global Bond” means the Original Permanent Global Bond and any other permanent global bonds representing the Further Bonds or any of them;

“Potential Event of Default” means an event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 8 (Events of Default) become an Event of Default;

“Principal Paying Agent” means, in relation to the Bonds of any series, the institution at its Specified Office initially appointed as principal paying agent in relation to such Bonds pursuant to the relative Paying Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Bonds at its Specified Office;

“Principal Trust Deed” means the Trust Deed constituting the Original Bonds;

“repay” shall include “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Specified Office” means, in relation to any Paying Agent, either the office identified with its name in the Conditions of the Bonds of the relevant series or any other office notified to any relevant parties pursuant to the Paying Agency Agreement;

“Subsidiary” means as to any person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person;

“Successor” means, in relation to the Paying Agents and the CMU Lodging Agent, such other or further person, as may from time to time be appointed pursuant to the Paying Agency Agreement as a Paying Agent or the CMU Lodging Agent;

“this Trust Deed” means this Principal Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Written Resolution” a resolution in writing signed by or on behalf of holders holding not less than 90% of the aggregate principal amount of the outstanding Bonds, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Bonds.

1.2	Principles of interpretation

In this Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2	Additional amounts: principal and/or interest in respect of the Bonds shall be deemed also to include references to any additional amounts which may be payable under Condition 5 (Redemption and Purchase);

1.2.3	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.4	Currency abbreviation: “RMB” denotes the lawful currency for the time being of the People’s Republic of China;

1.2.5	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.6	Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto, a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.7	Principal: principal shall, when applicable, include premium;

1.2.8	Clearing systems: CMU shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee; and

1.2.9	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY

2.1	Covenant to Repay

The Issuer covenants with the Trustee that it will, as and when the Original Bonds or any of them become due to be redeemed or any principal on the Original Bonds or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in RMB in Hong Kong in immediately available freely transferable funds the principal amount of the Original Bonds or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Original Bonds or any of them outstanding from time to time as set out in the Conditions provided that:

2.1.1	subject to the provision in Clause 2.2 (Following an Event of Default), every payment of principal or interest in respect of the Original Bonds or any of them made to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is failure in the subsequent payment thereof to the relevant Original Bondholders or Original Couponholders (as the case may be) in accordance with the Conditions;

2.1.2	if any payment of principal or interest in respect of the Original Bonds or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the Original Bondholders or, if earlier, the seventh day after notice has been given to the Original Bondholders or Original Couponholders (as the case may be) in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the relevant Original Bondholders or Original Couponholders (as the case may be) under the Conditions; and

2.1.3	in any case where payment of the whole or any part of the principal amount due in respect of any Original Bond is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the Original Bond, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Original Bondholders or, if earlier, the seventh day after which notice is given to the Original Bondholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the Original Bondholders provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 4 (Covenant to comply with Trust Deed and Schedules) on trust for the Original Bondholders and Original Couponholders.

2.2	Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

2.2.1	by notice in writing to the Issuer, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents or any of them, until otherwise instructed by the Trustee:

(a)	to act thereafter as Paying Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Bonds on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Bonds and Coupons and all sums, documents and records held by them in respect of Bonds and Coupons on behalf of the Trustee; and/or

(b)	to deliver up all Bonds and Coupons and all sums, documents and records held by them in respect of Bonds and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Paying Agent is obliged not to release by any law or regulation; and

2.2.2	by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Bonds and Coupons to or to the order of the Trustee and with effect from the issue of any such notice until such notice is withdrawn, proviso 2.1.1 to Clause 2.1 (Covenant to Repay) and (so far as it concerns payments by the Issuer) Clause 8.5 (Payment to Bondholders and Couponholders) shall cease to have effect.

2.3	Further Issues

2.3.1	The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders or the Couponholders to create and issue further bonds or debt securities howsoever designated either ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so as to form a single series with the Original Bonds. The Issuer shall be at liberty from time to time, with the consent of the Trustee, to create and issue other series of bonds.

2.3.2	Any further bonds or debt securities howsoever designated created and issued pursuant to the provisions of sub-clause 2.3.1 shall, if they are to form a single series with the Original Bonds be constituted in relation to a deed supplemental to this Principal Trust Deed and in any other case, if the Trustee so agrees, may be so constituted. In any such case the Issuer shall prior to the issue of any such further notes or bonds, execute and deliver to the Trustee a deed supplemental to this Principal Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.1 (Covenant to repay) of this Principal Trust Deed in relation to the principal and interest in respect of such further bonds or debt securities howsoever designated and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

2.3.3	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Principal Trust Deed and by the Issuer on the duplicate of this Principal Trust Deed.

2.3.4	Any Further Bonds not forming a single series with the Original Bonds or any other series of Bonds shall form a separate series and accordingly, unless for any purpose the Trustee at its absolute discretion shall otherwise determine, all the provisions of this Trust Deed (other than Clauses 2.1 (Covenant to Repay) and 3.1 to 3.3 inclusive (The Bonds) and Schedules 1 and 2) shall apply separately to each series of the Bonds, and in this Trust Deed (other than such Clauses and Schedules) the expression “Bonds” and “Bondholders”, “Coupons” and “Couponholders” shall be construed accordingly.

3.	THE BONDS

3.1	Global Bond

The Original Bonds will initially be represented by the Original Permanent Global Bond in the principal amount of RMB2,300,000,000. Interests in the Permanent Global Bond shall be exchangeable in accordance with its terms for Original Bonds in definitive form. The Permanent Global Bond will be lodged with a sub-custodian for the CMU. The Permanent Global Bond need not be security printed. The Bonds evidenced by the Permanent Global Bond shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual definitive certificates.

3.2	The definitive Bonds

The definitive Original Bonds and the Original Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Original Bonds will be endorsed with the Conditions.

3.3	Signature

The Original Permanent Global Bond, the Original Bonds and the Original Coupons will be signed manually or in facsimile by a duly authorised person designated by the Issuer and, in the case of the Original Permanent Global Bond and the Original Bonds, will be authenticated manually by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if at the time of issue of any Original Bonds and/or Original Coupons he no longer holds that office. Original Bonds and Original Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Deemed absolute owner

Except as ordered by a court of competent jurisdiction or as required by law, the Trustee, the Agents and the Issuer (whether or not such Bond or Coupon is overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof or trust or other interest therein or any other notice to the contrary) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bond or Coupon, as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Bond or Coupon, and (ii) for all other purposes deem and treat:

3.4.1	the bearer of any definitive Bond or Coupon; and

3.4.2	each person for the time being shown in the records of the CMU as holder of Bonds (represented by a particular principal amount of any Global Bond credited to his securities account),

as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in the records of the CMU, a certificate or other document issued by the CMU as to the principal amount of such Bonds credited to the account of the relevant person) or as to the identity of the bearer of any Bond or Coupon.

4.	COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Bonds and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Bondholders and the Couponholders and all persons claiming through or under them respectively.

5.	COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, so long as any of the Bonds remain outstanding, it will:

5.1	Books of account

At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same and to discuss the same with responsible officers of the Issuer; provided that the Trustee shall treat any confidential financial or other information obtained from their review of such books of account in accordance with Clause 9.2.11 (Confidential Information);

5.2	Notice of Event of Default

Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

5.3	Certificate of Compliance

Provide to the Trustee (i) within 10 days of any request by the Trustee, (ii) at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 120 days after the end of its financial year and (iii) at the time of the despatch to the Trustee of its semi-annual balance sheet and profit and loss account, and in any event not later than 60 days after the end of the first half of its financial year, a certificate in the English language in the form set out in Schedule 4, signed by an authorised signatory of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer, as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuer’s ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

5.4	Accounts in relation to Material Subsidiaries

Ensure that such accounts are prepared as may be necessary to determine which subsidiaries are Material Subsidiaries and procure that the Issuer prepares and delivers to the Trustee at the time of issue of every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee a certificate or report specifying the Material Subsidiaries at the date of such balance sheet or request;

5.5	Certificate relating to Material Subsidiaries

Give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate by the Issuer to such effect;

5.6	Financial statements

Send to the Trustee (if the same are produced) as soon as practicable after their date of publication and (i) in the case of annual financial statements in any event not more than 120 days after the end of each financial year and (ii) in the case of semi-annual balance sheet and profit and loss account in any event not more than 60 days after the end of the first half of each financial year, two copies in the English language of the Issuer’s annual or interim (as applicable) balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof;

5.7	Information

So far as permitted by applicable law, regulations and applicable listing rules, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 5.3 (Certificate of Compliance)) for the performance of its functions;

5.8	Bonds held by Issuer

Send to the Trustee as soon as practicable after being so requested in writing by the Trustee a certificate of the Issuer (signed on its behalf by two Authorised Signatories) setting out the total number of Bonds of each series which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary or any Affiliate of the Issuer;

5.9	Execution of further Documents

So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

5.10	Notices to Bondholders

Send or procure to be sent to the Trustee not less than seven days prior to the date of publication or, in the case of notices required to be released sooner pursuant to applicable listing rules, as soon as reasonably practicable, for the Trustee’s approval (such approval not to be unreasonably withheld or delayed), one copy of each notice to be given to the Bondholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice;

5.11	Notification of late payment

In the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or any of them or any of the Coupons being made after the due date for payment thereof, forthwith give notice to the Bondholders that such payment has been made;

5.12	Notification of redemption or repayment

If the Issuer intends to redeem or repay all or part of the Bonds under, and in compliance with the provisions set forth in, Conditions 5(b), 5(c), 5(e) or 5(f) before their stated maturity, it shall, at least seven Business Days (or such lesser period as may be agreed by the Trustee) before the latest date for the publication of the relevant notice of redemption or repayment required to be given to the Bondholders, give notice of its intention to the Principal Paying Agent and the Trustee, stating the amount and the date on which such Bonds are to be redeemed or repaid and duly proceed to redeem or repay such Bonds accordingly;

5.13	Obligations under the Paying Agency Agreement

Observe and comply with its obligations under the Paying Agency Agreement and notify the Trustee immediately when it becomes aware of any breach of such obligations in relation to the Bonds or Coupons;

5.14	Listing

At all times use all best endeavours to maintain the listing of the Original Bonds on the Singapore Exchange Securities Trading Limited or, if it is unable to do so having used such endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, use reasonable endeavours to obtain and maintain a listing of the Original Bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the approval of the Trustee) decide and give notice of the identity of such other stock exchange or exchanges or securities market or markets to the Bondholders;

5.15	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the authorised signatories of the Issuer, together with certified specimen signatures of the same; and

5.16	Payments

Pay moneys payable by the Issuer to the Trustee hereunder (excluding, for the avoidance of doubt, any payments of moneys by the Issuer pursuant to the Conditions, which payments shall be governed by the Conditions and not this Clause 5.16), without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder.

6.	AMENDMENTS AND SUBSTITUTION

6.1	Waiver

The Trustee may, without any consent or sanction of the Bondholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Bondholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or possible breach of any of the covenants or provisions contained in this Trust Deed or the Bonds or Coupons or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Bondholders, the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Bondholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or possible breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3.

6.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Bondholders or Couponholders concur with the Issuer in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 3 or any provision of this Trust Deed referred to in that specification) or the Bonds which in the opinion of the Trustee is not materially prejudicial to the interests of the Bondholders or (b) any modification to this Trust Deed or the Bonds if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Bondholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Bondholders as soon as practicable thereafter in accordance with the Conditions.

7.	ENFORCEMENT

7.1	Legal Proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Bonds which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-tenth in principal amount of the outstanding Bonds and (b) it shall have been indemnified and/or prefunded and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Bondholders or Couponholders.

7.2	Only Trustee may enforce

Only the Trustee may enforce the provisions of this Trust Deed, the Bonds and Coupons in respect of the Bonds. No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer to enforce the performance of any provisions of this Trust Deed or any of the Bonds or Coupons unless the Trustee, having become bound as aforesaid to take proceedings, fails to do so within a reasonable period and such failure shall be continuing.

7.3	Evidence of Default

If the Trustee (or any Bondholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer under this Trust Deed or under the Bonds, proof therein that:

7.3.1	as regards any specified Bond the Issuer has made default in paying any principal due in respect of such Bond shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Bonds in respect of which a corresponding payment is then due; and

7.3.2	as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due;

and for the purposes of Clause 7.2 (Only Trustee may enforce) and sub-clauses 7.3.1 and 7.3.2 above a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Bond of a different denomination from that in respect of the above specified Bond or specified Coupon.

8.	APPLICATION OF MONEYS

8.1	Application of Moneys

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will (a) despite any appropriation of all or part of them by the Issuer and (b) unless and to the extent attributable in the opinion of the Trustee to a particular series of Bonds, be apportioned pari passu and rateably between each series of the Bonds, and all moneys received by the Trustee under this Trust Deed to the extent attributable in the opinion of the Trustee to a particular series of the Bonds or which are apportioned to such series as aforesaid (including any moneys which represent principal or interest in respect of Bonds or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 8.3 (Investment of Moneys)):

8.1.1	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) and by the Agents in the preparation and execution of the Paying Agency Agreement and the performance of their duties thereunder;

8.1.2	secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Bonds of that series and all principal moneys due on or in respect of the Bonds of that series; and

8.1.3	thirdly, the balance (if any) in payment to the Issuer.

8.2	Return of moneys in respect of void Bonds

If the Trustee shall hold any moneys which represent principal or interest in respect of Bonds or Coupons which have become void under Condition 9 (Prescription) or pursuant to the terms of the Global Bond prior to the exchange of the whole thereof for definitive Bonds, the Trustee shall promptly and from time to time pay such moneys to the Issuer provided there are no outstanding claims in respect of Bonds or Coupons and subject to payment or provision for the payment or satisfaction of the said costs, charges, expenses and liabilities and the remuneration of the Trustee.

8.3	Investment of Moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Bonds under Clause 8.1 (Application of Moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys in deposits maintained with itself and need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Bonds then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.4	Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

8.5	Payment to Bondholders and Couponholders

The Trustee shall give notice to the Bondholders in accordance with the Conditions of the date fixed for any payment under Clause 8.1 (Application of Moneys). Any payment to be made in respect of the Bonds or the Coupons by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Paying Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment, by the Issuer or the Trustee, as the case may be. Any payment in full of interest made in respect of a Coupon in the manner aforesaid shall extinguish any claim of a Bondholder or Couponholder which may arise directly or indirectly in respect of such interest.

8.6	Production of Bonds and Coupons

Upon any payment under Clause 8.5 (Payment to Bondholders and Couponholders) of principal or interest, the Bond or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon or, in the case of payment in full, shall cause such Bond or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

8.7	Bondholders to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Bondholder is the holder of all Coupons appertaining to each Bond of which he is the holder.

9.	TERMS OF APPOINTMENT

By way of supplement to the United Kingdom Trustee Act 1925 and the United Kingdom Trustee Act 2000, it is expressly declared as follows:

9.1	Reliance on Information

9.1.1	Advice: The Trustee may in relation to this Trust Deed engage and consult, at the expense of the Issuer, and act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any liability occasioned by so acting whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram, electronic communication or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

9.1.2	Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any liability that may be occasioned by its failing so to do;

9.1.3	Certificate of Auditors: any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself. A certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and all Bondholders;

9.1.4	Resolution or direction of Bondholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Bondholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Bondholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Bondholders and Couponholders;

9.1.5	Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by the CMU or any other relevant clearing system in relation to any matter to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in the relevant clearing systems records as having a particular principal or nominal amount of Bonds credited to his securities account. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by CMU or any other relevant clearing system and subsequently found to be forged or not authentic;

9.1.6	Bondholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Bondholders, it shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Bondholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

9.1.7	Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Bonds, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

9.1.8	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds or Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

9.1.9	Bonds held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 5.8 (Bonds held by Issuer)), that no Bonds are for the time being held by or for the benefit of the Issuer, its Subsidiaries or Affiliates;

9.1.10	Forged Bonds: the Trustee shall not be liable to the Issuer or any Bondholder or Couponholder by reason of having accepted as valid or not having rejected any Bond or Coupon as such and subsequently found to be forged or not authentic;

9.1.11	Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in the Bonds and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Bonds may become repayable;

9.1.12	Interests of accountholders or participants: so long as any Bond is held by or on behalf of CMU, in considering the interests of Bondholders, the Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Bond as if such accountholders or participants were the holder(s) thereof;

9.1.13	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed;

9.1.14	Indemnification: nothing contained in this Trust Deed shall require the Trustee to declare the Bonds due and payable, take any steps to enforce the performance of any provision of this Trust Deed or expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder unless and until it shall be indemnified and/or prefunded and/or secured to its satisfaction against all proceedings, claims and demands to which it may be or become liable and all costs, charges, expenses and liabilities which may be incurred by it in connection therewith;

9.1.15	Expert advice: the Trustee shall engage and consult, at the expense of the Issuer with any legal adviser and professional adviser selected by it in connection with the performance of its duties hereunder and rely upon any advice so obtained and each of its respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice; and

9.1.16	Special damages and consequential loss: Notwithstanding any other term or provision of this Trust Deed to the contrary, each Trustee shall not in any event be liable under any circumstances for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if such Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, for breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the resignation or removal of any Trustee or the termination of this Trust Deed.

9.2	Trustee’s powers and duties

9.2.1	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Bonds or Coupons is capable of remedy and/or not materially prejudicial to the interests of the Bondholders;

9.2.2	Determination of questions: the Trustee as between itself and the Bondholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Bondholders and the Couponholders;

9.2.3	Consolidation and amalgamation: the Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder or Couponholder;

9.2.4	Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or prefunded and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

9.2.5	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

9.2.6	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer and the Bondholders and the Couponholders;

9.2.7	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the exchange of the Permanent Global Bond for definitive Bonds or the delivery of any Bond or Coupon to the persons entitled to them;

9.2.8	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, provided that the Trustee uses reasonable care in selecting any such agent, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

9.2.9	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Bondholders and, provided that the Trustee uses reasonable care in selecting any such delegate or sub-delegate, the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

9.2.10	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and, provided that the Trustee uses reasonable care in selecting any such custodian or nominee, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

9.2.11	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Bondholder or Couponholder confidential financial or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Bondholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

9.2.12	Force Majeure: Notwithstanding anything to the contrary in this Trust Deed, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

9.3	Financial matters

9.3.1	Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and any properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

9.3.2	Illegality or Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to (i) do anything which may be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it; and

9.3.3	Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Bondholders or the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

9.4	Trustee Liability

Notwithstanding anything to the contrary in this Trust Deed, the Bonds or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Bonds or the Paying Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

10.	COSTS AND EXPENSES

10.1	Remuneration

10.1.1	Normal Remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Upon the issue of any Further Bonds the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Bondholders and Couponholders) up to and including the date when, all the Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Bond or Coupon or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue;

10.1.2	Extra Remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default, the Issuer shall pay to the Trustee such additional remuneration calculated in accordance with time cost spent by the Trustee in undertaking duties in an Event of Default or a Potential Event of Default and in any case, at the Trustee’s standard charge-out rate or in the event the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them;

10.1.3	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed;

10.1.4	Failure to agree: In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which sub-clause 10.1.1 (Normal Remuneration) applies) upon the amount of the remuneration; or

(b)	(in a case to which sub-clause 10.1.2 (Extra Remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer;

10.1.5	Expenses: The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed;

10.1.6	Indemnity: The Issuer shall unconditionally and irrevocably covenant and undertake that it will, on demand by the Trustee indemnify it, its directors, officers, employees and agents (each an “indemnified party”) in full at all times in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, proceeding, penalty, damages, expense, disbursement (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending or investigating any claim or liability with respect to any of the foregoing), and other liabilities whatsoever (the “Losses”), which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, (a) its appointment or involvement hereunder or the exercise of its powers, functions or duties hereunder or the taking of any acts in accordance with the terms of this Trust Deed or its usual practice; (b) this Trust Deed and the Paying Agency Agreement; or (c) any instruction or other direction upon which the Trustee may rely under this Trust Deed, as well as the costs and expenses incurred by an indemnified party or defending itself against or investigating any claim or liability with respect to the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of any Trustee or the termination of this Trust Deed. Each indemnified party (other than the Trustee) shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Issuer under this Clause 10.1.6. Save as provided in this Clause 10.1.6, an indemnified party (other than the Trustee) will not be entitled directly to enforce its rights against the Issuer under this Trust Deed, under the Contracts (Rights of Third Parties) Act 1999 or otherwise. The Trustee and the Issuer may agree to terminate this Trust Deed or vary any of its terms without the consent of any such indemnified party;

10.1.7	Payment of amounts due: All amounts due and payable pursuant to sub clauses 10.1.5 (Expenses) and 10.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a demand, which shall provide the Issuer with no less than 7 business days’ notice, by the Trustee; the rate of interest applicable to such payments shall be 1% per annum above the base rate from time to time of DB Trustees (Hong Kong) Limited and interest shall accrue:

(a)	in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand; and

(b)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 10.1.7 (Payment of amounts due) from the due date thereof;

10.1.8	Apportionment: The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Bonds any costs, charges, expenses or liabilities incurred under this Trust Deed have been incurred or to allocate any such costs, charges, expenses or liabilities between two or more series of Bonds;

10.1.9	Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 10.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

10.2	Stamp duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Bonds and Coupons, (b) the initial delivery of the Bonds (c) any action taken by the Trustee (or any Bondholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Bonds or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Bondholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Bonds are taken into any such jurisdiction and any stamp duties or other duties or similar taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3	Exchange rate indemnity

10.3.1	Currency of Account and Payment: RMB or, in relation to Clause 10.1 (Remuneration), United States dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds and the Coupons, including damages;

10.3.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

10.3.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds or the Coupons, the Issuer will indemnify it against any liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

10.4	Indemnities separate

The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Bonds and/or the Coupons or any other judgment or order. Any such liability as referred to in sub-clause 10.3.3 (Indemnity) shall be deemed to constitute a liability suffered by the Trustee, the Bondholders and Couponholders and no proof or evidence of any actual liability shall be required by the Issuer or its liquidator or liquidators.

11.	APPOINTMENT AND RETIREMENT

11.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Paying Agents and to the Bondholders. The Bondholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof.

The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

11.2	Co-trustees

Notwithstanding the provisions of Clause 11.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Bondholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

11.2.1	if the Trustee considers such appointment to be in the interests of the Bondholders; or

11.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

11.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

11.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

11.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than 45 days notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause 11.4, it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 11.4, the Trustee shall be entitled to procure forthwith a new trustee.

11.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

11.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Bonds or Coupons.

11.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any papers or any further act on the part of any of the parties hereto.

12.	NOTICES

12.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

12.1.1	Issuer: If to the Issuer, to it at:

Melco Crown Entertainment Limited

36th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Fax: +852 2230 9438

Attention: Chief Legal Officer

12.1.2	Trustee: if to the Trustee, to it at:

DB Trustees (Hong Kong) Limited

Level 52, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Fax: +852 2203 7320

Attention: The Managing Director

12.2	Effectiveness

Every notice or other communication sent in accordance with Clause 12.1 (Addresses for notices) shall be effective if sent by letter, it shall be deemed to have been delivered 14 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

12.3	No Notice to Couponholders

Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Bondholders in accordance with Condition 5 (Redemption and Purchase).

13.	LAW AND JURISDICTION

13.1	Governing law

This Trust Deed and the Bonds and all non-contractual obligations arising out of or in connection with them shall be governed by, and shall be construed in accordance with, English law.

13.2	English courts

Subject to Clause 13.3 (Rights of the Trustee and Bondholders to take proceedings outside England), the courts of England are to have exclusive jurisdiction to settle any dispute (a “Dispute”) which may arise out of or in connection with this Trust Deed or the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection with these with this Trust Deed or the Bonds) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) (including any Proceedings relating to any non-contractual obligations arising out of or in connection with these with this Trust Deed or the Bonds) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

13.3	Rights of the Trustee and Bondholders to take proceedings outside England

Clause 13.2 (English courts) is for the benefit of the Trustee and the Bondholders only. As a result, nothing in this Clause 13 (Law and Jurisdiction) prevents the Trustee or any of the Bondholders from taking Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Bondholders may take concurrent Proceedings in any number of jurisdictions.

13.4	Process agent

The Issuer irrevocably appoints Law Debenture Corporate Services Limited, to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

13.5	Waiver of immunity

To the extent that the Issuer may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Issuer or its assets or revenues, the Issuer agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

13.6	Contracts (Rights of Third Parties) Act 1999

Save as provided for under Clause 10.1.6 above, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

FORM OF ORIGINAL PERMANENT GLOBAL BOND

THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED, AND WILL NOT BE REGISTERED, UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE ISSUER, OR (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT (IF AVAILABLE) AND (4) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ALL APPLICABLE JURISDICTIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

CMU Instrument Number: DBANFN11009

Common Code: 062150866

Melco Crown Entertainment Limited

(incorporated with limited liability under the laws of the Cayman Islands)

RMB2,300,000,000 3.75% bonds due 2013

PERMANENT GLOBAL BOND

1.	INTRODUCTION

This Global Bond is issued in respect of the RMB2,300,000,000 3.75% bonds due 2013 (the “Bonds”) of Melco Crown Entertainment Limited (the “Issuer”). The Bonds are subject to, and have the benefit of, a trust deed dated May 9, 2011 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and DB Trustees (Hong Kong) Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated May 9, 2011 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, Deutsche Bank AG, Hong Kong Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Bonds), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Bonds) and as lodging agent (the “CMU Lodging Agent”) and the Trustee.

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2.	REFERENCES TO CONDITIONS

Any reference herein to the “Conditions” is to the terms and conditions of the Bonds set out in Part B (Terms and Conditions of the Bonds) hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Bond.

3.	PROMISE TO PAY

3.1	Pay to Bearer

The Issuer, for value received, promises to pay to the bearer of this Global Bond the principal sum of the Bonds represented by this Global Bond on May 9, 2013 (being the maturity date) or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrears on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

3.2	Principal Amount

The principal amount of Bonds represented by this Global Bond shall be the amount stated in paragraph 3.1 (Pay to Bearer) above or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Part A (Payments, Delivery of Definitive Bonds and Cancellation of Bonds) hereto.

4.	NEGOTIABILITY

This Global Bond is negotiable and, accordingly, title to this Global Bond shall pass by delivery.

5.	EXCHANGE

This Global Bond will be exchanged, in whole but not in part only, for Bonds in definitive form (“Definitive Bonds”) in substantially the form set out in Schedule 2 (Form of Definitive Bond) to the Trust Deed if either of the following events (each, an “Exchange Event”) occurs:

(a)	Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service (“CMU”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.

6.	DELIVERY OF DEFINITIVE BONDS

Whenever this Global Bond is to be exchanged for Definitive Bonds, the Issuer shall procure the prompt delivery of such Definitive Bonds, duly authenticated and with interest coupons (“Coupons”) attached, in an aggregate principal amount equal to the principal amount of this Global Bond to the bearer of this Global Bond against the surrender of this Global Bond to or to the order of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

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7.	WRITING DOWN

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Bond;

(b)	Definitive Bonds are delivered; or

(c)	Bonds represented by this Global Bond are to be cancelled in accordance with Condition 5(i) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Bonds and (ii) the remaining principal amount of Bonds represented by this Global Bond (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i)) are noted by the Principal Paying Agent in Part A (Payments, Delivery of Definitive Bonds and Cancellation of Bonds) hereto, whereupon the principal amount of Bonds represented by this Global Bond shall for all purposes be as most recently so entered.

8.	PAYMENTS

8.1	Recording of Payments

Upon any payment being made in respect of the Bonds represented by this Global Bond, the Issuer shall procure that the Principal Paying Agent shall enter details of such payment in Part A (Payments, Delivery of Definitive Bonds and Cancellation of Bonds) hereto and, in the case of any payment of principal, the principal amount of the Bonds represented by this Global Bond shall be reduced by the principal amount so paid.

8.2	Discharge of Issuer’s obligations

Payments due in respect of Bonds for the time being represented by this Global Bond shall be made to the bearer of this Global Bond and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.3	Payments in accordance with CMU notifications

For so long as this Global Bond is held by or on behalf of the CMU, payments of principal and interest in respect of Bonds represented by this Global Bond will be made to the person(s) for whose account(s) interests in the relevant Global Bond are credited as being held through the CMU in accordance with the CMU Rules as notified to the Principal Paying Agent by the CMU in a relevant CMU Instrument Position Report or any other relevant notification by the CMU and, save in the case of final payment thereunder, no presentation of such Global Bond shall be required. For these purposes, a notification from the CMU shall be conclusive evidence of the records of the CMU (save in the case of manifest error).

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9.	CONDITIONS APPLY

Until this Global Bond has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Bond shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Bonds (and the related and Coupons) in the denomination of RMB250,000 and integral multiples of RMB10,000 in excess thereof and in an aggregate principal amount equal to the principal amount of Bonds represented by this Global Bond.

10.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 5(d) (Redemption for Change of Control) (the “Put Option”), the bearer of this Global Bond must, within the period specified in the Conditions for the deposit of the relevant Bond Certificate and put notice, give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Bonds in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

11.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Bonds are represented by this Global Bond and this Global Bond is deposited with a sub-custodian of the CMU for CMU, notices to Bondholders may be given by delivery of the relevant notice to persons shown in a CMU Instrument Position Report (as defined in the Trust Deed) issued by the Hong Kong Monetary Authority on the business day prior to the date of despatch of such notice. Any such notice shall be deemed to have been given to the Bondholders on the second day after the day on which such notice is delivered to the persons shown in the relevant CMU Instrument Position Report.

12.	AUTHENTICATION

This Global Bond shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG, Hong Kong Branch as Paying Agent.

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13.	GOVERNING LAW

This Global Bond and all non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

AS WITNESS the signature of a duly authorised person on behalf of the Issuer.

MELCO CROWN ENTERTAINMENT LIMITED

By:

(duly authorised)

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ISSUED on May 9, 2011

AUTHENTICATED for and on behalf of

Deutsche Bank AG, Hong Kong Branch

as Paying Agent without recourse, warranty or liability

By:
(duly authorised)

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PART A

PAYMENTS, DELIVERY OF DEFINITIVE BONDS AND CANCELLATION OF

BONDS

Date of payment, delivery or cancellation	Amount of interest then paid	Aggregate principal amount of Definitive Bonds then delivered	Aggregate principal amount of Bonds then cancelled	Remaining principal amount of this Global Bond	Authorised signature

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PART B

TERMS AND CONDITIONS OF THE BONDS

1.	Form, Denomination and Title

The Bonds are in bearer form in the denomination of RMB250,000 and integral multiples of RMB10,000 in excess thereof. Title to the Bonds and the Coupons will pass by delivery. The holder of any Bond or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder.

2.	Status

The Bonds constitute direct, general, unconditional, unsubordinated and unsecured obligations of the Issuer which will at all times rank pari passu without any preference or priority among themselves and at least pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

3.	Covenants

(a)	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer shall not create or permit to subsist any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without (i) at the same time or prior thereto securing the Bonds equally and rateably therewith to the satisfaction of the Trustee or (ii) providing such other security for the Bonds as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Bondholders or as may be approved by an Extraordinary Resolution (as defined in the Trust Deed) of Bondholders.

In this Condition:

“Guarantee” means, in relation to any indebtedness of any Person, any obligation of another Person to pay such indebtedness including (without limitation):

(a)	any obligation to purchase such indebtedness;

(b)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

(c)	any indemnity against the consequences of a default in the payment of such indebtedness; and

(d)	any other agreement to be responsible for such indebtedness;

“Relevant Indebtedness” means any indebtedness which is in the form of or represented or evidenced by any bond, note, debenture, debenture stock, loan stock, certificates of deposit or other instrument, certificate or securities which (a) is offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash, (b) listed, quoted, dealt in or traded, or capable of so being listed, quoted, dealt in or traded, on any stock exchange or in any securities market (including, without limitation, any over-the-counter market) and (c) has a maturity of more than one year; and

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“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

(b)	Financial Covenants

For so long as any Bond remains outstanding, the Issuer shall not directly or indirectly, permit:

(i)	Consolidated Tangible Net Worth as at the end of any Relevant Period to be less than US$1.0 billion; and

(ii)	the Maximum Leverage Ratio as at the end of any Relevant Period to exceed 2.50:1.00.

The financial covenants set out in this Condition shall be calculated in accordance with GAAP and tested by reference to the audited (or, as the case may be, unaudited) consolidated balance sheet of the Issuer as at the end of the Relevant Period.

The Trust Deed does not oblige the Trustee to monitor compliance by the Issuer with the Conditions but it does oblige the Issuer to furnish the Trustee with a Certificate of Compliance, on which the Trustee may, in the absence of manifest error, rely as to such compliance.

In these Conditions:

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of partnership interests in a partnership, any and all membership interests in a limited liability company, any and all other equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing;

“Consolidated Total Borrowings” means the aggregate principal amount of all Financial Indebtedness of the Group at such date other than Financial Indebtedness between members of the Group;

“Consolidated Tangible Net Worth” means, at any time, the aggregate US$ equivalent of the amounts paid up or credited as paid up on the issued ordinary share capital of the Issuer and the amount standing to the credit of the reserves of the Group, including any amount credited to the share premium account, any capital redemption reserve fund and any balance standing to the credit of the consolidated profit and loss account of the Group,

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but deducting the US$ equivalent of:

(a)	any accumulated losses on the consolidated balance sheet of the Group;

(b)	(to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group (including the Subconcession);

(c)	(to the extent included) any amount in respect of minority interests;

(d)	(to the extent not deducted from the reserves) any amount accrued or set aside (as applicable) for taxation, deferred taxation or bad debts;

(e)	(to the extent included) any amounts arising from any upward revaluation of assets made at any time after the date of December 31, 2010; and

(f)	any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not deducted from the reserves, plus the US$ equivalent of (to the extent deducted) amounts arising from any downward revaluation of assets made at any time after December 31, 2010,

and so that no amount shall be included or excluded more than once;

“Financial Indebtedness” means, in relation to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)	all obligations of such Person for the purchase price of property or services to the extent the payment of such obligations is deferred for a period in excess of 120 days (other than trade payables and, if applicable, payables in respect of unredeemed chips incurred in the ordinary course of such Person’s business and Retainage Amounts) and refundable deposits held as borrowings;

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(e)	all Finance Lease Obligations of such Person (to the extent treated as finance lease obligations in accordance with GAAP);

(f)	all Synthetic Lease Obligations of such Person;

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(g)	any indebtedness of such Person for or in respect of receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or on a basis where recourse is limited solely to warranty claims relating to title or objective characteristics of the relevant receivables);

(h)	any indebtedness of such Person for any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)	all indebtedness of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities;

(j)	all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person prior to the Maturity Date; and

(k)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in paragraphs (a) to (j) above;

provided that indebtedness owing by one Loan Obligor to another Loan Obligor shall not be taken into account;

“Finance Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property which are required to be classified and accounted for as capitalized lease obligations under GAAP, and, for the purposes of these Conditions, the amount of such obligations at any time shall be the capitalised amount thereof at such time determined in accordance with GAAP;

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of the United States, as in effect from time to time;

“Governmental Authority” means, as to any Person, the government of the Macau, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such Person, or any arbitrator with authority to bind such Person at law;

“Group” means the Issuer and its Subsidiaries;

“Guarantee Obligation” means any guarantee, indemnity, letter of credit or other legally binding assurance against financial loss granted by one Person in respect of any Financial Indebtedness of another Person, or any agreement to assume any Financial Indebtedness of any other Person or to supply funds or to invest in any manner whatsoever in such other Person by reason of Financial Indebtedness of such Person; other than endorsements of instruments for deposit or collection in the ordinary course of trade. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation (unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum anticipated liability in respect thereof determined in good faith);

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“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Loan Obligors” means (i) Melco Crown Gaming (Macau) Limited (formerly Melco PBL Gaming (Macau) Limited), (ii) MCE Finance Limited, (iii) MPEL International Limited, (iv) the Issuer, and (v) each of the guarantors as set out in that certain US$1,750,000,000 Senior Secured Term Loan and Revolving Credit Facilities Agreement dated September 5, 2007 between Melco Crown Gaming (Macau) Limited, the lenders named therein and Deutsche Bank AG, Hong Kong Branch as agent, as amended;

“Macau” means the Macau Special Administrative Region of the People’s Republic of China;

“Maximum Leverage Ratio” means, as of each date of determination, the ratio of (a) Consolidated Total Borrowings on such date to (b) Consolidated Tangible Net Worth on such date;

“Person” means any natural person, company, trust, corporation, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Relevant Period” means each period of twelve months ending on the last day of the Issuer’s financial year and each period of twelve months ending on the last day of the first half of the Issuer’s financial year;

“Retainage Amounts” means, at any given time, amounts which have accrued and are owing to a contractor under the terms of a construction document for work or services already provided but which at such time (and in accordance with the terms of such construction document) are being withheld from payment to the contractor, until certain subsequent events (e.g. completion benchmarks) have been achieved under the construction document;

“Subconcession” means the contract for the operation of games of chance and other casino games in Macau dated 8 September 2006 and entered into by Wynn Resorts (Macau), Limited and Melco Crown Gaming (Macau) Limited;

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“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person;

“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterised as the Financial Indebtedness of such Person (other than pursuant to clause (f) of the definition thereof and without regard to accounting treatment); and

“US$” denotes the lawful currency of the United States of America.

4.	Interest

The Bonds bear interest from May 9, 2011 (the “Issue Date”) at the rate of 3.75% per annum (the “Rate of Interest”), payable in arrears on May 9 and November 9 of each year (each, an “Interest Payment Date”); provided that if any Interest Payment Date would otherwise fall on a day which is not a business day, it shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding business day.

Each Bond will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant Bondholder and (b) the day which is three days after the Principal Paying Agent or the Trustee has notified the Bondholders that it has received all sums due in respect of the Bonds up to such third day (except to the extent that there is any subsequent default in payment).

The amount of interest payable in respect of any Bond for each Interest Period (or on any other date) shall be the product of (i) 3.75%, (ii) the principal amount of such Bond, and (ii) the actual number of days in the Interest Period (or such other period) divided by 365, and rounding the resulting figure to the nearest RMB0.01 (RMB0.005 being rounded upwards).

In these Conditions:

“business day” means any day (other than a Sunday or a Saturday) on which (i) if the Bonds are lodged with the CMU, the CMU is operating and (ii) commercial banks in Hong Kong settle Renminbi payments; and

“Interest Period” means each period beginning on (and including) the Issue Date or any Interest Payment Date and ending on (and excluding) the next Interest Payment Date.

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5.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Bonds will be redeemed at their principal amount on the Interest Payment Date falling on, or nearest to May 9, 2013, subject as provided in Condition 6 (Payments).

(b)	Redemption at the option of the Issuer: The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time after May 9, 2012, on giving not less than 30 nor more than 60 days’ notice to the Bondholders (which notice shall be irrevocable), at their principal amount, together with accrued interest to, but excluding, the date fixed for redemption.

(c)	Redemption for tax reasons: The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Bondholders (which notice shall be irrevocable), at their principal amount, together with interest accrued to, but excluding the date fixed for redemption, if, immediately before giving such notice, the Issuer satisfies the Trustee that:

(i)	the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction or any change in the application or official interpretation of such laws or regulations which change or amendment becomes effective on or after May 9, 2011; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that for the avoidance of doubt, changing the jurisdiction of incorporation of the Issuer is not a reasonable measure for purposes of this Condition 5(c);

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Bonds were then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two of any persons who act as director, chief executive officer, chief financial officer or chief legal officer of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred.

The Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the circumstances set out in (i) and (ii) above, in which event shall be conclusive and binding on the Bondholders. Such certificate shall be made available for inspection by the Bondholders.

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Upon the expiry of any such notice as is referred to in this Condition 5(c), the Issuer shall be bound to redeem the Bonds in accordance with this Condition 5(c).

(d)	Redemption for Change of Control: At any time following the occurrence of a Change of Control, the holder of any Bond will have the right, at such holder’s option, to require the Issuer to redeem all, but not only a part, of that holder’s Bonds on the Put Settlement Date at 101% of their principal amount, together with accrued interest to, but excluding, such Put Settlement Date. To exercise such right, the holder of the relevant Bond must deposit at the Specified Office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the Specified Office of any Paying Agent (a “Put Exercise Notice”) and, to the extent that the Bonds held by such holder are represented by Definitive Bonds, the holder must concurrently deposit at the Specified Office of such Paying Agent such Definitive Bonds evidencing the Bonds together with all unmatured Coupons relating thereto to be redeemed, by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 15 (Notices). The “Put Settlement Date” shall be the 20th day after the expiry of the 30 days following a Change of Control, or, if later, the 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 15 (Notices).

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds subject to the Put Exercise Notice delivered as aforesaid on the Put Settlement Date.

The Issuer shall give notice to Bondholders and the Trustee in accordance with Condition 15 (Notices) by no later than 10 days following the first day on which it becomes aware of the occurrence of a Change of Control, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 5(d) (Redemption for Change of Control).

In these Conditions:

a “Change of Control” means the occurrence of any of the following:

(i)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the United States Securities Exchange Act of 1934, as amended) (other than a Controlling Shareholder);

(ii)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

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(iii)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended) other than a Controlling Shareholder is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding Capital Stock of Melco Crown Gaming (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests).

“Controlling Shareholder” means any of (1) Melco International Development Limited, (2) Crown Limited, (3) any controlling stockholder or 80% (or more) owned Subsidiary of (1) or (2) above, or (4) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more of (1) or (2) above and/or such other Persons referred to in (3) above.

(e)	Redemption for Gaming licence reasons: At any time following the occurrence of a Gaming Trigger, the Bonds of a relevant Bondholder may be redeemed, at the option of the Issuer, in whole, but not in part by the Issuer giving not less than 30 days’ notice to the relevant Bondholder (which notice shall be irrevocable and shall oblige the Issuer to redeem the Bonds held by such relevant Bondholder) on the Gaming Settlement Date at 100% of their principal amount, together with accrued interest to, but excluding, the Gaming Settlement Date.

The Issuer shall give notice to the relevant Bondholder, the other Bondholders and the Trustee in accordance with Condition 15 (Notices) by not later than 10 days following the first day on which it becomes aware of the occurrence of a Gaming Trigger. The notice given to the relevant Bondholder and the Trustee shall specify the procedure for exercise of redemption of the Bonds pursuant to this Condition 5(e) (Redemption for Gaming licence reasons). The Issuer shall not be responsible for any costs or expenses incurred by a Bondholder in connection with its application for a licence, qualification or assessment of suitability.

In these Conditions:

a “Gaming Trigger” occurs if the gaming authority of any jurisdiction in which the Issuer or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Bonds (the “relevant Bondholder”) be licensed, qualified or found suitable under applicable gaming laws and such holder or beneficial owner, as the case may be, fails to apply or become licensed or qualified within the required time period or is found unsuitable; and

“Gaming Settlement Date” shall be the twentieth day after the expiry of such period of 30 days from the date which notice thereof is given to a relevant Bondholder by the Issuer in accordance with Condition 15 (Notices).

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(f)	Clean-up call: The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Bondholders (which notice shall be irrevocable), at their principal amount, together with (x) accrued interest to, but excluding the date fixed for redemption and (y) in the case where the period from the date fixed for redemption to the Maturity Date is less than six months, an amount equal to the amount of interest which would be payable on the Bonds on the next Interest Payment Date, and in all other cases, an amount equal to the amount of interest which would be payable on the Bonds on the next successive two Interest Payment Dates, if immediately before giving such notice, at least 90% in principal amount of the Bonds originally issued (including any further bonds issued pursuant to Condition 14 (Further issues)) has already been previously redeemed or purchased and cancelled.

(g)	No other redemption: The Issuer shall not be entitled to redeem the Bonds otherwise than as provided in Conditions 5(a) (Scheduled redemption) to (f) (Clean-up call) above.

(h)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Bonds in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(i)	Cancellation: All Bonds so redeemed or purchased by the Issuer or any of its Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

6.	Payments

(a)	Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Bonds at the Specified Office of any Paying Agent by transfer to a RMB account maintained by the payee with a bank in Hong Kong.

(b)	Interest: Payments of interest shall, subject to Condition 6(e) (Payments other than in respect of matured Coupons) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent on or after an Interest Payment Date in the manner described in Condition 6(a) (Principal).

(c)	Payments subject to fiscal laws: All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment (in the case of payment under the Permanent Global Bond, in Hong Kong) but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of all payments in respect of the Bonds.

(d)	Deduction for unmatured Coupons: If a Bond is presented without all unmatured Coupons relating thereto, then:

(i)	if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

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(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

(A)	so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this Condition 6(d) would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety and the Relevant Coupons amount shall be adjusted accordingly; and

(B)	a sum equal to the aggregate amount of the Relevant Coupons will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted from the amount of principal due for payment will be (I) if the gross amount available is less than or equal to the amount of Relevant Coupons, the amount of principal due for payment; and (II) otherwise, the difference between the amount of principal due for payment and the excess of such gross amount available over the amount of Relevant Coupons.

Each sum of principal so deducted shall be paid in the manner provided in Condition 6(a) (Principal) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons. No payments will be made in respect of void coupons.

(e)	Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Bonds at the Specified Office of any Paying Agent.

(f)	Partial payments: If a Paying Agent makes a partial payment in respect of any Bond or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

7.	Taxation

All payments of principal and interest in respect of the Bonds and the Coupons by or on behalf of the Issuer shall be made free and clear of withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or any political subdivision thereof or any authority therein or thereof having power to tax (the “Relevant Jurisdiction”), unless the withholding or deduction of such Taxes is required by law. In that event the Issuer shall make such withholding or deduction and pay such additional amounts as will result in receipt by the Bondholders and the Couponholders of such payments after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond or Coupon:

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(a)	for or on account of:

(1) any Taxes that would not have been imposed but for:

(A) the existence of any present or former connection between the holder or beneficial owner of such Bond or Coupon, as the case may be, and the Relevant Jurisdiction, including without limitation, such holder or beneficial owner being or having been a citizen or resident of the Relevant Jurisdiction, being or having been treated as a resident of the Relevant Jurisdiction, being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction, other than merely holding such Bond or Coupon or the receipt of payments thereunder;

(B) the presentation of such Bond or Coupon (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or interest on, such Bond or Coupon, as applicable, became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such additional amounts if it had presented such Bond or Coupon for payment on any date within such 30-day period;

(C) the failure of the holder or beneficial owner of such Bond or Coupon to comply with a timely request of the Issuer addressed to such holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction; or

(D) the presentation of such Bond or Coupon (where presentation is required) for payment in the Relevant Jurisdiction, unless such Bond or Coupon could not have been presented for payment elsewhere;

(2) any estate, inheritance, gift, sale, transfer, excise, personal property, net income or similar Tax;

(3) any withholding or deduction where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC (or any amendment thereof) or any other Directive (or any amendment thereof) implementing the conclusions of the ECOFIN Council meeting of November 26–27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives or amendments;

(4) any Taxes that are payable other than by withholding or deduction from payments of principal of, or interest on, the Bonds or Coupons; or

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(5) any combination of Taxes referred to in the preceding clauses (1), (2), (3) and (4); or

(b) with respect to any payment of the principal of, or interest on, such Bond or Coupon to or for the account of a fiduciary, partnership or other fiscally transparent entity or any other person (other than the sole beneficial owner of such payment) to the extent that a beneficiary or settlor with respect to that fiduciary, or a partner or member of that partnership or fiscally transparent entity or a beneficial owner with respect to such other person, as the case may be, would not have been entitled to such additional amounts had such beneficiary, settlor, partner, member or beneficial owner held directly the Bond or Coupon with respect to which such payment was made.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 (Taxation) or any undertaking given in addition to or in substitution of this Condition 7 (Taxation) pursuant to the Trust Deed.

If the Issuer becomes subject at any time to any taxing jurisdiction other than the Cayman Islands giving rise to an obligation on the part of the Issuer to withhold or deduct any Taxes in respect of any principal or interest in respect of the Bonds or the Coupons, then references in these Conditions to the Relevant Jurisdiction shall be construed as references to the Cayman Islands and/or such other jurisdiction.

8.	Events of Default

If any of the following events occurs and is continuing, then the Trustee at its discretion may and, if so requested in writing by holders of at least 25% of the aggregate principal amount of the outstanding Bonds or if so directed by an Extraordinary Resolution, shall give written notice to the Issuer declaring the Bonds to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality:

(a)	Non-payment: the Issuer fails to pay any amount of principal in respect of the Bonds on the due date for payment thereof or fails to pay any amount of interest in respect of the Bonds within seven days of the due date for payment thereof; or

(b)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Bonds or the Trust Deed and such default is, in the opinion of the Trustee, (i) incapable of remedy or (ii) capable of remedy but remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer; or

(c)	Cross-default of Issuer or Material Subsidiary:

(i)	any present or future Indebtedness of the Issuer or any of its Material Subsidiaries is not paid when due or within its applicable grace period (as the case may be);

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(ii)	any present or future Indebtedness of the Issuer or any of its Material Subsidiaries becomes due and payable prior to its stated maturity other than at the option of the Issuer or the relevant Material Subsidiary (as the case may be) (provided that no event of default, howsoever described, has occurred); or

(iii)	the Issuer or any of its Material Subsidiaries fails to pay when due any amount payable by it under any Guarantee of any Indebtedness;

provided that the amount of present or future Indebtedness referred to in Condition 8(c)(i) and/or Condition 8(c)(ii) and/or the amount payable under any Guarantee referred to in Condition 8(c)(iii) individually or in the aggregate exceeds US$10.0 million (or its equivalent in any other currency or currencies); or

(d)	Unsatisfied judgment: one or more judgment(s) or order(s) from which no further appeal or judicial review is permissible under applicable law for the payment of an amount in excess of US$10.0 million (or its equivalent in any other currency or currencies), whether individually or in aggregate, is rendered against the Issuer or any of its Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment; or

(e)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed over, in each case for a continuous period of 60 days or more, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries; or

(f)	Insolvency, etc.: (i) the Issuer or any of its Material Subsidiaries becomes insolvent or is unable to pay, for a continuous period of 60 days or more, its debts as they fall due, (ii) an administrator or liquidator of the Issuer or any of its Material Subsidiaries or the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries is appointed (or application for any such appointment is made and has not been discharged or stayed within a period of 60 days or more), (iii) the Issuer or any of its Material Subsidiaries takes any action for a readjustment or deferment of all or a substantial part of its debts or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of all or a substantial part of its debts or any Guarantee of any indebtedness for borrowed monies given by it or (iv) the Issuer or any of its Material Subsidiaries ceases to carry on all or substantially all of its business, except (a) in the case of any Material Subsidiary, where the cessation is for the purpose of and followed by a solvent winding up, dissolution, reconstruction, merger or consolidation whereby the business, undertaking and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer and/or another Subsidiary, (b) in the case of any Material Subsidiary, as a result of a disposal on arm’s length terms or with respect to a part of such Material Subsidiary’s business or operations which has not contributed to the consolidated operating profit of the Issuer and its Subsidiaries for at least three consecutive years immediately prior to the day on which this paragraph operates or (c) in each case, for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation, each on terms approved by an Extraordinary Resolution of the Bondholders; or

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(g)	Winding up, etc.: a final order from which no further appeal or judicial review is permissible under applicable law is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Material Subsidiaries except (i) in the case of any Material Subsidiary, for a voluntary solvent winding up, liquidation or dissolution in connection with the transfer of all business, undertaking and assets of such Material Subsidiary to the Issuer or another Subsidiary or (ii) in each case, for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation, each on terms approved by an Extraordinary Resolution of the Bondholders; or

(h)	Analogous event: any event occurs which under the laws of the Cayman Islands has an analogous effect to any of the events referred to in Condition 8(d) (Unsatisfied judgment) to Condition 8(g) (Winding up, etc.) above; or

(i)	Failure to take action, etc.: any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Bonds or the Trust Deed, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Bonds, the Coupons and the Trust Deed admissible in evidence in the courts of England, in any such case is not taken, fulfilled or done; or

(j)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Bonds or the Trust Deed; or

(k)	Revocation of Gaming Licences: any Gaming Licence of the Issuer or a Material Subsidiary is revoked, terminated, suspended or otherwise ceases to be effective such that gaming operations of the Group are ceased or suspended for a period of more than 90 consecutive days; or

(l)	Government intervention: (i) all or substantially all (in the opinion of the Trustee) of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Issuer or any of its Material Subsidiaries is prevented by any such person from exercising normal control over all or substantially all (in the opinion of the Trustee) of its undertaking, assets and revenues.

In these Conditions,

“Currency Agreement” means any foreign exchange forward contract, currency swap agreement or other similar agreement or arrangement designed to protect against the fluctuations in foreign exchange rates.

“Fair Market Value” means the price that would be paid in arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination will be conclusive if evidenced by a board resolution.

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“Gaming Licence” means any licence, permit, franchise or other authorisation required to own, lease, operate or otherwise conduct or manage gaming pursuant to the Subconcession, and the regulations or laws promulgated in connection therewith.

“Hedging Agreement” means any Currency Agreement or Interest Rate Agreement.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(a)	all indebtedness of such Person for borrowed money;

(b)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)	all obligations of such Person in respect of letters of credit (other than trade letters of credit entered into in the ordinary course of business), bankers’ acceptances or other similar instruments;

(d)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables arising in the ordinary course of business;

(e)	all Finance Lease Obligations;

(f)	all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such indebtedness;

(g)	all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person;

(h)	all non-contingent reimbursement obligations of such Person in respect of trade letters of credit entered into in the ordinary course of business; and

(i)	to the extent not otherwise included in this definition, hedging obligations pursuant to any Hedging Agreement.

Notwithstanding the above, “Indebtedness” shall not be construed to include advances or deposits in the ordinary course of business from VIP promoters.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations; provided

(A)	that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

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(B)	that money borrowed and set aside at the time of the incurrence of the Indebtedness in order to prefund the payment of the interest on such Indebtedness will not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, and

(C)	that the amount of Indebtedness with respect to any Hedging Agreement will be equal to the net amount payable if such Hedging Agreement terminated at that time due to default by such Person.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect against fluctuations in interest rates, convert a fixed rate of interest into a floating rate of interest, convert a floating rate of interest into a different floating rate of interest, or lower interest currently paid on Indebtedness of any Person.

“Material Subsidiary” means, at any time, each Subsidiary of the Issuer:

(a)	whose income before income tax and exceptional items (“pre-tax income”) or (in the case of a Subsidiary of the Issuer which itself has Subsidiaries and which customarily prepares consolidated accounts) consolidated pre-tax income, attributable to the Issuer, as shown by its latest audited statement of operations, are at least 15% of the consolidated pre-tax income as shown by the latest published audited consolidated statement of operations of the Issuer and its Subsidiaries including, for the avoidance of doubt, the Issuer and its consolidated Subsidiaries’ share of profits of Subsidiaries not consolidated and of associated companies and after adjustments for minority interests; or

(b)	whose gross assets or (in the case of a Subsidiary of the Issuer which has Subsidiaries and which customarily prepares consolidated accounts) gross consolidated assets attributable to the Issuer as shown by its latest balance sheet are at least 15% of the sum of (x) the gross consolidated assets of the Issuer and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Issuer and its Subsidiaries and without double counting, (y) the Issuer and its consolidated Subsidiaries’ share of the gross assets (consolidated in the case of a Subsidiary of the Issuer which itself has Subsidiaries and which customarily prepares consolidated accounts) (as shown by its latest balance sheet (consolidated, if available)) of each Subsidiary of the Issuer whose accounts are not consolidated with the accounts of the Issuer and after adjustment for minority interests, provided that, in relation to (a) and (b) above:

(i)	in the case of a corporation or other business entity becoming a Subsidiary of the Issuer after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary of the Issuer are published, be deemed to be a reference to the then latest consolidated audited accounts of the Issuer adjusted to consolidate the latest accounts (consolidated in the case of a Subsidiary of the Issuer which itself has Subsidiaries and which customarily prepares consolidated accounts) of such Subsidiary in such accounts;

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(ii)	if the accounts of any Subsidiary of the Issuer (not being a Subsidiary of the Issuer referred to in proviso (i) above) are not consolidated with those of the Issuer (or with respect to the calculation under (a) are not consolidated for the full accounting period), then the determination of whether or not such subsidiary is a Material Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if available) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer assuming such Subsidiary’s accounts were consolidated from the beginning of the relevant accounting period; and

(iii)	in relation to any Subsidiary of the Issuer, each reference in (a), (b), (i) or (ii) above to all or any of the accounts (consolidated or otherwise) of such Subsidiary shall be deemed to be a reference to the relevant audited accounts of such Subsidiary if it customarily prepares accounts which are audited and, if not, to the relevant unaudited accounts of such Subsidiary which shall be certified by any two directors of such Subsidiary as having been properly prepared in accordance with generally accepted accounting principles applicable to such Subsidiary; or

(c)	to which is transferred all or substantially all of the assets of another Subsidiary of the Issuer which, immediately prior to such transfer, was a Material Subsidiary, provided that the Material Subsidiary which so transfers its assets shall upon such transfer cease to be a Material Subsidiary and the Subsidiary to which the assets are so transferred shall become or remain, as applicable, a Material Subsidiary until the date on which the first published audited consolidated accounts of the Issuer prepared as of a date later than such transfer are issued (unless such Subsidiary would continue to be a Material Subsidiary on the basis of such accounts by virtue of the provisions of paragraphs (a) or (b) above).

“Subconcession” means the contract for the operation of games of chance and other casino games in Macau dated 8 September 2006 and entered into by Wynn Resorts (Macau), Limited and Melco Crown Gaming (Macau) Limited.

9.	Prescription

Claims for principal shall become void unless the relevant Bonds are presented for payment within ten years of the date on which the payment in question first becomes due. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the date on which the payment in question first becomes due.

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10.	Replacement of Bonds and Coupons

If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

11.	Trustee and Paying Agents

Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Bondholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Bondholders as a class and will not be responsible for any consequence for individual holders of Bonds or Coupons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement and in connection with the Bonds and the Coupons, the Paying Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Bondholders or Couponholders.

The initial Paying Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor principal paying agent and additional or successor paying agents; provided, however, that the Issuer shall at all times maintain a paying agent in Hong Kong.

Notice of any change in any of the Paying Agents or in their Specified Offices shall promptly be given to the Bondholders.

12.	Meetings of Bondholders; Modification and Waiver

(a)	Meetings of Bondholders: The Trust Deed contains provisions for convening meetings of Bondholders to consider matters relating to the Bonds, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee upon the request in writing of Bondholders holding not less than one-tenth of the aggregate principal amount of the outstanding Bonds. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing more than half of the aggregate principal amount of the outstanding Bonds or, at any adjourned meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Bonds, to reduce the amount of principal or interest payable on any date in respect of the Bonds, to alter the method of calculating the amount of any payment in respect of the Bonds or the date for any such payment, to change the currency of payments under the Bonds or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a “Reserved Matter”)) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Bondholders at which two or more persons holding or representing not less than two-thirds or, at any adjourned meeting, one-fifth of the aggregate principal amount of the outstanding Bonds form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Bondholders and Couponholders, whether present or not.

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In addition, a resolution in writing signed by or on behalf of holders holding not less than 90% of the aggregate principal amount of the outstanding Bonds who for the time being are entitled to receive notice of a meeting of Bondholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders.

(b)	Modification and waiver: The Trustee may, without the consent of the Bondholders or Couponholders agree to any modification of these Conditions, the Bonds or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Bondholders and to any modification of these Conditions, the Bonds or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Bondholders or Couponholders authorise or waive any proposed breach or breach of these Conditions, the Bonds or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Bondholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Bondholders as soon as practicable thereafter.

13.	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Bonds, but it shall not be bound to do so unless:

(a)	it has been so requested in writing by the holders of at least one quarter of the aggregate principal amount of the then outstanding Bonds or has been so directed by an Extraordinary Resolution; and

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(b)	it has been indemnified and/or prefunded and/or provided with security to its satisfaction.

No Bondholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

14.	Further Issues

The Issuer may from time to time, without the consent of the Bondholders or the Couponholders and in accordance with the Trust Deed, create and issue further bonds having the same terms and conditions as the Bonds in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Bonds. The Issuer may from time to time, with the consent of the Trustee, create and issue other series of bonds having the benefit of the Trust Deed.

15.	Notices

Any notice to the holder of any Definitive Bond shall be validly given if published (i) in the South China Morning Post in Hong Kong or, if that newspaper shall cease to be published or timely publication therein shall not be practicable, in another English language newspaper with general circulation in Hong Kong; and (ii) in the Hong Kong Economic Journal in Hong Kong or, if that newspaper shall cease to be published or timely publication therein shall not be practicable, in another Chinese language newspaper with general circulation in Hong Kong or, in either case, in such other manner as the Issuer shall determine. Any such notice shall be deemed to have been given on the date of first publication in an English or Chinese language newspaper. Couponholders (if any) will be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Bonds in accordance with this Condition 15.

16.	Governing Law and Jurisdiction

(a)	Governing law: The Bonds, the Coupons and the Trust Deed are, and all non-contractual obligations arising out of and in connection with such agreements, shall be governed by and construed in accordance with the laws of England.

(b)	Jurisdiction: The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Bondholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Bonds and the Coupons; (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient to accept service of any process on its behalf. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Bondholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Bondholders may take concurrent Proceedings in any number of jurisdictions.

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17.	Exchange Rate Indemnity

(a)	RMB (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Bonds and the Coupons, including damages.

(b)	An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(c)	If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or the Coupons, the Issuer will indemnify the Bondholders or the Couponholders, as the case may be, against any liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

18.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

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SCHEDULE 2

FORM OF DEFINITIVE BOND

[On the face of the Bond:]

Melco Crown Entertainment Limited

(incorporated with limited liability under the laws of the Cayman Islands)

RMB2,300,000,000 3.75% bonds due 2013

PERMANENT GLOBAL BOND

This Bond is one of a series of bonds (the “Bonds”) in the denominations of RMB250,000 and integral multiples of RMB10,000 in excess thereof, and in the aggregate principal amount of RMB2,300,000,000 issued by Melco Crown Entertainment Limited (the “Issuer”). The Bonds are subject to, and have the benefit of, a trust deed dated May 9, 2011 between the Issuer and DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds from time to time.

The Issuer, for value received, promises to pay to the bearer the principal sum of

RMB[—]

([AMOUNT AND CURRENCY IN WORDS])

on May 9, 2013 (being the maturity date), or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the “Conditions”), and to pay interest on such principal sum in arrears on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the [above principal sum/unpaid balance of the above principal sum] at the rate of 3.75% per annum, payable six-monthly in arrears on May 9 and November 9 in each year, all subject to and in accordance with the Conditions.

This Bond and the interest coupons relating hereto shall not be valid for any purpose until this Bond has been authenticated for and on behalf of Deutsche Bank AG, Hong Kong Branch as Paying Agent.

This Bond and all non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

MELCO CROWN ENTERTAINMENT LIMITED

By

(duly authorised)

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ISSUED on [—]

AUTHENTICATED for and on behalf of

Deutsche Bank AG, Hong Kong Branch

as Paying Agent without recourse, warranty or liability

By:

(duly authorised)

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PART A

TERMS AND CONDITIONS OF THE BONDS

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PART B

FORM OF COUPON

[On the face of the Coupon:]

MELCO CROWN ENTERTAINMENT LIMITED

RMB2,300,000,000 3.75% bonds due 2013

Coupon for RMB [—] due on [—].

Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Bond to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Bond), against presentation and surrender of this Coupon at the Specified Office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.	Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)	certifying that certain specified Bonds (each a “Deposited Bond”) have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Bonds and notification thereof by such Paying Agent to the Issuer and the Trustee; and

(b)	certifying that the depositor of each Deposited Bond or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Bond are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)	listing the total number and (if in definitive form) the certificate numbers of the Deposited Bonds, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Bonds in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed by a majority of not less than three-fourths of the votes cast at a Meeting duly convened and held in accordance with this Schedule;

“Meeting” means a meeting of Bondholders (whether originally convened or resumed following an adjournment);

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“Proxy” means, in relation to any Meeting, a person (such person not necessarily to be a holder of the Bonds) appointed to vote under a Block Voting Instruction other than:

(a)	any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one-tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two-thirds;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Bonds represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one-fifth;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Bonds, to reduce the amount of principal or interest payable on any date in respect of the Bonds or to alter the method of calculating the amount of any payment in respect of the Bonds or the date for any such payment;

(b)	to change the currency of payments under the Bonds;

(c)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(d)	to amend this definition;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a definitive Bond who produces such definitive Bond at the Meeting;

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“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)	that certain specified Bonds (the “Deposited Bonds”) have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Bonds;

“Written Resolution” means a resolution in writing signed by or on behalf of holders holding not less than 90% of the aggregate principal amount of the outstanding Bonds who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Bonds;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue of Voting Certificates and Block Voting Instructions

The holder of a Bond may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bond with such Paying Agent or arranging for such Bond to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Bonds to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bonds to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bond.

3.	References to deposit/release of Bonds

Where Bonds are within CMU or any other clearing system, references to the deposit, or release, of Bonds shall be construed in accordance with the usual practices (including blocking the relevant account) of CMU or such other clearing system.

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4.	Validity of Block Voting Instructions

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	Convening of Meeting

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Bondholders holding not less than one tenth of the aggregate principal amount of the outstanding Bonds. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Bondholders and the Paying Agents (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bonds may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Bonds; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Bonds is represented by the Permanent Global Bond, a single Voter appointed in relation thereto or being the holder of the Bonds represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

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9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Bondholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers; and

(e)	any other person approved by the Meeting or the Trustee.

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13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Bonds. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each RMB10,000 in aggregate face amount of the outstanding Bond(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

Sch. 3 - 6

17.	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Bonds;

(c)	to waive any breach or authorise any possible breach by the Issuer of its obligations under or in respect of this Trust Deed or the Bonds or any act or omission which might otherwise constitute an Event of Default under the Bonds;

(d)	to remove any Trustee;

(e)	to approve the appointment of a new Trustee;

(f)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

(h)	to give any other authorisation or approval which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution; and

(i)	to appoint any persons as a committee to represent the interests of the Bondholders and to confer upon such committee any powers which the Bondholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all holders

An Extraordinary Resolution shall be binding upon all Bondholders and Couponholders, whether or not present at such Meeting, and each of the Bondholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Bondholders and the Paying Agents (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Sch. 3 - 7

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Bondholders prescribe such further regulations regarding the holding of Meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	Several series

The following provisions shall apply where outstanding Bonds belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Bonds of only one series shall be transacted at a separate Meeting of the holders of the Bonds of that series.

(b)	Business which in the opinion of the Trustee affects the Bonds of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Bonds or one such series and the holders of Bonds of any other such series shall be transacted either at separate Meetings of the holders of the Bonds of each such series or at a single Meeting of the holders of the Bonds of all such Series, as the Trustee shall in its absolute discretion determine.

(c)	Business which in the opinion of the Trustee affects the Bonds of more than one series and gives rise to an actual or potential conflict of interest between the holders of Bonds of one such series and the holders of Bonds of any other such series shall be transacted at separate Meetings of the holders of the Bonds of each such series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Bonds and Bondholders were to the Bonds of the relevant series and to the holders of such Bonds.

(e)	In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

Sch. 3 - 8

SCHEDULE 4

FORM OF CERTIFICATE OF COMPLIANCE

To: DB Trustees (Hong Kong) Limited

From: Melco Crown Entertainment Limited

Date: [—]

Melco Crown Entertainment Limited

(incorporated with limited liability under the laws of the Cayman Islands)

RMB2,300,000,000 3.75% bonds due 2013

Dear Sirs

I, the undersigned, being a duly authorised officer of Melco Crown Entertainment Limited (the “Issuer”), refer to the trust deed dated May 9, 2011 (the “Trust Deed”) in respect of the Bonds. Expressions which are given defined meanings in the Trust Deed have the same meanings herein.

I certify that as at the end of [31 December [—] / [30 June [—]], [the Issuer has complied with the Consolidated Tangible Net Worth requirement [and the Maximum Leverage Ratio] as set out in Condition 3(b) (Financial Covenants) of the Conditions / the Issuer has not complied with the Consolidated Tangible Net Worth requirement and/or the Maximum Leverage Ratio as set out in Condition 3(b) (Financial Covenants) of the Conditions, which I specify below details of non-compliance: [—]].

I also certify that the Issuer has [complied with its obligations under the Trust Deed / not complied with all of its obligations under the Trust Deed and I specify below our non-compliance: [—]] and that, having made all reasonable enquiries, to the best of my knowledge, information and belief, as of today and since [the date of the previous certificate of compliance / the date of the Trust Deed], [there does not exist nor had there existed any Event of Default or Potential Event of Default or other matter which would affect the Issuer’s ability to perform its obligations under the Trust Deed / I specify below the matter(s) which would affect the Issuer’s ability to perform our obligations under the Trust Deed: [—]].

Yours faithfully

duly authorised

for and on behalf of

MELCO CROWN ENTERTAINMENT

LIMITED

Sch. 4 - 1

SIGNATURES

The Issuer
EXECUTED as a DEED and	)
THE COMMON SEAL of	)
MELCO CROWN ENTERTAINMENT LIMITED	)
was hereunto affixed in presence of:	)

Name:	Stephanie Cheung
(Witness)
/s/ Stephanie Cheung

Name:	Geoffrey Stuart Davis
(Authorized Signatory)
/s/ GSD

The Trustee	)
Executed as a deed	)
by for and on behalf of	)
DB TRUSTEES (HONG KONG) LIMITED	)
acting by:

in the presence of:	/s/ Christina Nip
Christina Nip Authorised Signatory
Signature of witness:	/s/ Choi Siu Ling
Name of witness:	Choi Siu Ling
Director

[Signature page to Trust Deed]